                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
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
                                             JURISDICTION OF ORGANIZATION
       NAME                                       OR INCORPORATION
       ----                                       ----------------
SEI Investments Distribution Company              Pennsylvania

SEI Investments Management Corporation            Delaware

SEI, Inc.                                         Canada (Federal)

SEI Capital Limited                               Canada (Federal)

Rembrandt Financial Services Company              Pennsylvania

SEI Investments Developments, Inc.                Delaware

SEI Investments Mutual Funds Services             Delaware

SEI Investments Fund Management                   Delaware

SEI Trust Company                                 Pennsylvania

SEI Funds, Inc.                                   Delaware

SEI Investments, Inc.                             Delaware

SEI Global Investments Corporation                Delaware

SEI Capital AG                                    Switzerland

Primus Capital Advisors Company                   Canada (Federal)

SEI Advanced Capital Management, Inc.             Delaware

SEI Global Capital Investments, Inc.              Delaware

SEI Global Management (Cayman) Inc.               Cayman Islands, B. W. I.

SEI Global Asset Management Limited               Ireland

Fund Resources International Limited              Ireland

SEI Investments Argentina, S. A.                  Argentina

SEI Global Holdings (Cayman) Inc.                 Cayman Islands, B. W. I.

Latinvest Sociedad de Bolsa, S. A.                Argentina

Quadrum, S. A.                                    Argentina

Fortum, S. A. DE C.V.                             Mexico

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